CIGNA  CORPORATION                                           EXHIBIT 11
COMPUTATION  OF  EARNINGS  PER  SHARE
(Dollars in millions, except per share amounts)

                                                Three Months Ended                Six Months Ended
                                                      June 30,                        June 30,
                                                1997            1996             1997           1996
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Primary Earnings Per Share
NET INCOME AVAILABLE TO
   COMMON SHARES                            $       279     $       231     $       567     $       469
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WEIGHTED AVERAGE SHARES:
    Common shares                            74,006,579      76,382,263      73,983,461      76,381,939
    Common share equivalents applicable
        to stock options                        733,535         439,160         680,658         471,801
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            Total                            74,740,114      76,821,423      74,664,119      76,853,740
--------------------------------------------===========================================================

PRIMARY EARNINGS PER SHARE                  $      3.73     $      3.00     $      7.59     $      6.10
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Fully Diluted Earnings Per Share

NET INCOME AVAILABLE TO
   COMMON SHARES                            $       279     $       231     $       567     $       469
--------------------------------------------===========================================================

WEIGHTED AVERAGE SHARES:
    Common shares                            74,006,579      76,382,263      73,983,461      76,381,939
    Common share equivalents applicable
        to stock options                        785,061         501,985         706,421         503,214
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    Total                                    74,791,640      76,884,248      74,689,882      76,885,153
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FULLY DILUTED EARNINGS PER SHARE            $      3.73     $      3.00     $      7.59     $      6.10
--------------------------------------------===========================================================